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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of ANTEC Corporation for the registration of $115,000,000 of its 4 1/2% Convertible Subordinated Notes due 2003 and to the incorporation by reference therein of our report dated February 9, 2000, with respect to the consolidated financial statements and schedule of ANTEC Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statements and in the related prospectuses of ANTEC Corporation listed below of our report dated February 9, 2000, with respect to the consolidated financial statements and schedule of ANTEC Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999:

     Registration Statement No. 33-71384 on Form S-8 (Amended and
          Restated Employee Stock Incentive Plan)
     Registration Statement No. 3371386 on Form S-8 (ANTEC Corporation
          Director Stock Option Plan)
     Registration Statement No. 3371388 on Form S-8 (ANTEC Corporation
          Employee Stock Purchase Plan)
     Registration Statement No. 3389704 on Form S-8 (ANTEC/Keptel
          Exchange Options)
     Registration Statement No. 333-11921 on Form S-8 (ESP Stock Plan) Registration Statement No. 333-12131 on Form S-8 (ANTEC Corporation
          Amended and Restated Employee Stock Incentive Plan) Registration Statement No. 333-19129 on Form S-8 (TSX Corporation
          1996 Second Amended and Restated Long-Term Incentive Compensation Program; TSX Corporation 1993 Amended and Restated Directors Stock Option Plan, As Amended; TSX Corporation 1994 W.H. Lambert Stock Option Agreement)
     Registration Statement No. 333-90559 on Form S-8 (Amended and
          Restated Employee Stock Purchase Plan)
     Registration Statement No. 333-90561 on Form S-8 (ANTEC Corporation
          1997 Stock Incentive Plan)


                                                  /s/ ERNST & YOUNG LLP



Atlanta, Georgia
March 22, 2000